UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2009 (July 22, 2009)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA 19512 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

Amendment to Amended and Restated Dividend Reinvestment and Stock Purchase Plan

As previously reported, on June 12, 2009 executive management of National Penn Bancshares, Inc., acting upon delegated authority from the Board of Directors, terminated the 10% discount for optional cash contributions and the $250,000 monthly maximum limit on optional cash contributions under the National Penn Bancshares, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “DRP”).  Beginning on June 18, 2009, National Penn began accepting monthly optional cash contributions in amounts not to exceed $10,000 each for investment under the DRP.  These investments will be made at the fair market value of National Penn common stock on the applicable investment date.

On July 22, 2009, National Penn’s Board of Directors amended and restated the DRP to remove references to the 10% discount for optional cash contributions and the $250,000 monthly maximum limit on optional cash contributions previously approved by the Board of Directors and to recognize the reinstatement of the $10,000 voluntary cash contribution limit and the termination of the 10% discount to fair market value for voluntary cash contributions.

The foregoing description of the DRP does not purport to be complete and is qualified in its entirety by the DRP itself, which is filed as Exhibit 10.1 to this Report.

Amendment to Amended and Restated Employee Stock Purchase Plan

Upon termination of the 10% discount for optional cash contributions and the $250,000 monthly maximum limit on optional cash contributions under the DRP, the 10% discount to fair market value for shares of common stock purchased by reinvestment of cash dividends paid on shares of common stock held in the account of a participant in the National Penn Bancshares, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”) ceased.

On July 22, 2009, National Penn’s Board of Directors amended and restated the ESPP to remove the 10% discount to fair market value for shares of common stock purchased by reinvestment of cash dividends paid on shares of common stock held in the account of a participant in the ESPP and to recognize the reinstatement of the fair market value purchase price for shares purchased by reinvestment of cash dividends.

The purchase price of shares purchased at the end of each calendar quarter by payroll deduction contributions to the ESPP remains unchanged at 90% of fair market value.

The ESPP is administered by the Compensation Committee of National Penn’s Board of Directors, which is comprised solely of independent outside directors of National Penn.

The foregoing description of the amended and restated ESPP does not purport to be complete and is qualified in its entirety by the text of the ESPP itself, which is filed as Exhibit 10.2 to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	National Penn Bancshares, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan

10.2	National Penn Bancshares, Inc. Amended and Restated Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATIONAL PENN BANCSHARES, INC.

Date:	July 22, 2009	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number                                           Description

10.1	National Penn Bancshares, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan

10.2	National Penn Bancshares, Inc. Amended and Restated Employee Stock Purchase Plan